Exhibit 1.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING SUCH SECURITIES OR AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

RESEARCH FRONTIERS INCORPORATED

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES that, for value received, [INVESTOR], hereinafter called “Warrantholder”), is entitled to purchase from Research Frontiers Incorporated, a Delaware corporation (hereinafter called the “Company”), [NUMBER OF SHARES EQUAL TO NUMBER OF SHARES SUBSCRIBED FOR] shares of common stock, par value $.0001 per share (hereinafter called the “Shares”) of the Company at a warrant exercise price equal to the Exercise Price per share (such price per share and the number of shares of common stock so purchasable being subject to adjustment as provided below) at any time on or before 4:30 p.m. New York time on September 30, 2027 (the “Expiration Date”), all in accordance with the terms hereof. The “Exercise Price” per share shall be $2.76.

1. Exercise of Warrants and Holding of Underlying Stock.

1.1	The Warrants evidenced by this Warrant Certificate may be exercised at any time after April 1, 2023 and prior to 4:30 p.m. New York time on the Expiration Date in whole at any time or in part from time to time during such period by the surrender of this Warrant Certificate, along with a Notice of Exercise in the form attached hereto duly executed and completed by Warrantholder, at the office of the Company, 240 Crossways Park Drive, Woodbury, New York 11797-2033 together with payment in full in lawful money of the United States, of the Warrant exercise price payable at the time of such exercise in respect of the Warrants being exercised. Such payment shall be made by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at JPMorgan Chase Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account Number: 880-834-155, ABA Wire Code No.: 021 000 021, SWIFT CODE: CHASUS33, or to such other account or place, as the Company may specify. Notwithstanding the foregoing, for as long as a registration statement covering the Shares issuable upon exercise of this Warrant Certificate has not been being declared effective by the Commission, or an exemption from the registration requirements of the Securities Act of 1993 for the issuance of the Shares issuable upon exercise of this Warrant Certificate does not exist, or such Shares may not be sold by the Warrantholder pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent, then the Warrantholder may, at its option, exercise and receive from the Company the Shares evidenced by this Warrant Certificate by delivery of capital stock to the Company having a fair market value equal to the Exercise Price; or by the Warrantholder consenting to a reduction in the number of Shares covered by this Warrant Certificate to that number of Shares which have a fair market value (on the date of exercise) equal to the excess of the fair market value (on the date of exercise) of the Shares covered by the original unreduced Warrant Certificate over the Exercise Price of the Shares covered by the original unreduced Warrant Certificate; or by any combination of the methods of payment permitted above. For purposes of this paragraph, fair market value shall be determined by the Board of Directors of the Company and, if the Shares are listed on a national securities exchange or traded on the over-the-counter market, shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Shares on such exchange, or on the over-the-counter market as reported by the National Quotation Bureau, Inc., as the case may be, on the day on which this Warrant Certificate is exercised or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which this Warrant Certificate is exercised for which such prices are available. The Company shall immediately instruct its transfer agent to make delivery of such Shares, provided that if any law or regulation requires any further action to be taken with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. If less than all of the underlying Shares represented by this Warrant Certificate are being purchased, the Company will, upon such exercise, deliver to Warrantholder a new certificate (dated the date hereof) representing the remaining number of Shares purchasable hereunder. All other terms and conditions of such amended Warrant Certificate shall be identical to those contained herein.

1.2 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

2. Reclassification, Consolidation or Merger.

2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and price per Share subject to this Warrant Certificate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Warrantholder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the vested Warrants evidenced by this Warrant Certificate the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares so exercised.

2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.01 per Share, but in such case any adjustment that would otherwise be required then to be made, shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.01 per share.

2.4 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of shares of common stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant Certificate, initial or adjusted, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrantholder a statement describing in reasonable detail any method used in calculating such adjustment.

2.6 The undersigned Warrantholder agrees on behalf of itself or any of its affiliates that in the event the Company does not have an effective registration statement, there is no circumstance that would require the Company to net cash settle the Warrants subject to this Warrant Certificate or any warrants previously issued to the undersigned or any affiliate of the undersigned.

2

3. Prior Notice as to Certain Events.

The Company shall mail to Warrantholder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

4. Reservation and Issuance of Shares.

4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

5. Investment Representation.

By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

6. Miscellaneous.

6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be interpreted under, and the Warrantholder and the Company subject to, the laws and jurisdiction of the state and federal courts of the State of New York, United States of America. The parties hereby consent to such jurisdiction.

6.3 Subject to the provisions of Section 1.2 hereof, this Warrant Certificate may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. New York time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. New York time on the Expiration Date.

6.4 By accepting delivery of this Warrant Certificate, the Warrantholder acknowledges that the Warrants granted hereunder shall be in full satisfaction of all obligations to issue Warrants to the Warrantholder pursuant to the Subscription Agreement dated September 14, 2022 between the Company and the Warrantholder.

3

IN WITNESS WHEREOF, the Company and the Warrantholder have executed this Warrant Certificate this 16th day of September, 2022 by each of their duly authorized officers.

RESEARCH FRONTIERS INCORPORATED

By:
Joseph M. Harary, President and CEO

WARRANTHOLDER:

[INVESTOR]

By:

4

[Form of Notice of Exercise]

The undersigned hereby irrevocably elects to exercise the warrants we currently hold to purchase ____________ shares of common stock, $0.0001 par value per share, of Research Frontiers Incorporated (the “Company”) at an exercise price of $______ per share. Attached to this notice is the original Warrant certificate evidencing the aforementioned warrants. We have delivered to the Company US$_______________ representing the aggregate exercise price for the warrants exercised hereunder. A certificate representing the shares issuable upon exercise should be issued in the undersigned’s name.

The undersigned hereby represents and warrants to the Company that the representations and warranties and acknowledgments made by the undersigned in the Subscription Agreement dated September 14, 2022 between the undersigned and the Company are still true and correct as if made on the date of this Notice of Exercise, and that the undersigned has carefully read any reports or statements filed with the Securities and Exchange Commission regarding the Company after the date of such Subscription Agreement, and that the Company has also made available to the undersigned all other documents and information that the undersigned has requested relating to an investment in the Company.

Dated: ________ __, _____	[INVESTOR]

By:
Name:
Title:

5